EXHIBIT 10.8
OPTION AGREEMENT
THIS AGREEMENT made as of
BETWEEN:
ONCOLYTICS BIOTECH INC., a Company amalgamated under the laws of the Province of Alberta (hereinafter called the “Company”)
OF THE FIRST PART
- and -
(hereinafter called the “Participant”)
OF THE SECOND PART
WHEREAS the Company is authorized to issue an unlimited number of common shares (“Common Shares”);
AND WHEREAS the Company may grant stock options (“Options”) to directors, officers, employees and consultants of the Company or its subsidiaries under its Stock Option Plan (the “Plan”);
AND WHEREAS the Participant is a director, officer, employee or consultant of the Company or one of its subsidiaries;
AND WHEREAS the Company deems it advisable to grant Options to the Participant;
NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of $1.00 dollar now paid by the Participant to the Company (the receipt and sufficiency whereof is hereby acknowledged by the Company), it is agreed by and between the parties hereto as follows:
1.The Company hereby grants to the Participant, subject to the terms and conditions hereinafter set out, ___________ Options, which Options shall, subject to the further terms and conditions hereinafter set out and the provisions contained in the Plan have the following additional terms:
Grant ID:
Grant Date:
Expiry Date:
Grant Price:
Vest Schedule:
2.Subject to vesting and the terms and conditions of the Plan, the Options may be exercised by the Participant in accordance with Section 11 of the Plan prior to the Expiry Date of Option indicated above.

3.Upon vesting and due exercise of the Options and subject to the provisions of subsections 11(e) and (f) of the Plan respecting taxes and withholdings, the Company shall as soon as practicable issue to the Participant the Common Shares to which the Participant is entitled pursuant to subsection 11(d) of the Plan.
4.The Participant hereby acknowledges receipt of a copy of the Plan.
5.The Options granted hereunder are subject to the terms and conditions set forth in the Plan, as such may be amended from time to time by the board of directors (“Board”) of the Company, and such terms and conditions are incorporated into, and form part of, this Agreement. In the event of an inconsistency between the Plan and this agreement, the terms of the Plan shall prevail.
6.Nothing herein confers upon the Participant any right with respect to the continuation of employment by, or other position or relationship with, the Company or any of its subsidiaries, nor does it interfere with the right of the Company or any of its subsidiaries to terminate the Participant’s employment or other position or relationship with the Company or any of its subsidiaries.
7.All decisions and interpretations of the Board respecting the Options and the Plan shall be conclusive and binding on the Company and the Participant and his or her legal personal representatives.
8.Time shall be of the essence of this agreement.
9.This agreement shall ensure to the benefit of and be binding upon the Company, its successors and assigns, and the Participant and its legal personal representatives.
10.This agreement and the Options shall not be assignable by the Participant or his or her legal personal representative.
IN WITNESS WHEREOF this agreement has been executed by the parties hereto effective as of the day and year first above written.
ONCOLYTICS BIOTECH INC.

By:
Name:
Title:

PARTICIPANT

Name:
2